Exhibit 11

                       COMPUTATION OF NET INCOME PER SHARE
                  FOR THREE MONTHS ENDED JUNE 30, 2003 AND 2002
                                   (Unaudited)
                        (In thousands, except share data)

                                                      Three Months Ended
                                                            June 30,
                                                  -----------------------------
                                                      2003              2002
                                                  -----------       -----------
Earnings per common share - basic
Net income                                        $     1,087       $       874
Preferred dividends                                       (49)              (49)
                                                  -----------       -----------
Net income - basic                                $     1,038       $       825
                                                  -----------       -----------

Weighted average common shares
      outstanding - basic                           2,288,915         2,286,733
                                                  -----------       -----------

Earning per common share - basic                  $      0.45       $      0.36
                                                  ===========       ===========

Earnings per common share - diluted
Net income - basic                                $     1,038       $       825
Impact of potential conversion of
     convertible preferred stock
      to common stock                                      49                49
                                                  -----------       -----------
Net income- diluted                               $     1,087       $       874
                                                  ===========       ===========

Weighted average common shares
      outstanding - basic                           2,288,915         2,286,733
Effect of dilutive securities - convertible
      preferred stock                                 208,333           208,333
Effect of dilutive securities - options                63,094            32,751
                                                  -----------       -----------
Weighted average shares
      outstanding - diluted                         2,560,342         2,527,817
                                                  ===========       ===========

Earning per common share-diluted                  $      0.42       $      0.35
                                                  ===========       ===========


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